COACH, INC. SAVINGS AND PROFIT SHARING PLAN

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64610 on Form S-8 of our report dated December 17, 2008, appearing in this Annual Report on Form 11-K of the Coach, Inc. Savings and Profit Sharing Plan for the year ended June 30, 2008.

   /s/ Deloitte & Touche LLP

New York, New York
December 17, 2008

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